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Exhibit 5.1

[Letterhead of McDermott Will & Emery LLP]

June 23, 2004

North American Scientific, Inc.
20200 Sunburst Street
Chatsworth, California 91311

  Re:
  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel for North American Scientific, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to register 2,000,000 shares of Common Stock of the Company, $0.01 par value per share (the "Shares"), which may be issued pursuant to the Amended and Restated 1996 Stock Option Plan, as amended through May 2004 (the "Plan"). This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authority of trustees, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its subsidiaries and their respective officers and other representatives and of public official and others.

        We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, we are of the opinion that, when the certificates evidencing the Shares in the proper form have been manually signed by an authorized officer of the transfer agent of the Company and registered by such transfer agent and the Shares have been delivered and paid for in accordance with the terms of the Plan, the issuance and sale of the Shares will have been duly authorized and the Shares will have been validly issued and fully paid and nonassessable.

        We hereby consent to the filing of this opinion by the Company as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations promulgated by the Securities and Exchange Commission.

                      Respectfully Submitted,
                      /s/                        MCDERMOTT WILL & EMERY

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  Exhibit 5.1